UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 10, 2012

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34407	20-5526104
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Area 2, 1/F, Building M-6,
Central High-Tech Industrial Park, Nanshan,
Shenzhen, China
(Address of Principal Executive Offices)

(86) 755-8602-8285
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 1, 2012, Arnold F. Staloff resigned as a member of the Board of Directors of Deer Consumer Products, Inc. (the “Company”), as Chairman of the Board’s Audit Committee, and as a member of the Board’s Compensation and Nominating and Corporate Governance Committees.  On October 10, 2012, the Company received a letter dated October 10, 2012 from the NASDAQ Listing Qualifications Staff (“NASDAQ Staff”), informing the Company that due to the resignation of Mr. Staloff, the Company no longer complies with NASDAQ’s independent director and audit committee requirements under NASDAQ Listing Rule 5605.  In addition, NASDAQ Staff stated in the letter that given its delisting determination made on October 2, 2012, and the related public interest concerns cited, NASDAQ Staff has determined to apply more stringent criteria under NASDAQ Listing Rule 5101 and deny the Company the cure periods.  Accordingly, Mr. Staloff’s resignation serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

Item 5.02.                      Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2012, as resolved by the Board of Directors of the Company, the monthly compensation of Mr. Staloff was adjusted to $1 effective October 1, 2012. On October 1, 2012, Mr. Staloff notified the Company of his decision to resign with no disagreement with the Company, as a member of the Board of Directors of the Company, as Chairman of the Board’s Audit Committee, and as a member of the Board’s Compensation and Nominating and Corporate Governance Committees. The Board of Directors accepted the resignation of Mr. Staloff on the same day.

On October 12, 2012, the Board of Directors of the Company appointed Mr. Hardy Zhang as a director of the Company, Chairman of the Board’s Audit Committee being the Audit Committee Financial Expert, and a member of each of the Board’s Compensation and Nominating and Corporate Governance Committees. Mr. Zhang is currently the chief financial officer and director of Hero Faith International Enterprise Limited, a Hong Kong based financial advisory firm. Prior to his joining Hero Faith International Enterprise Limited in December 2010, Mr. Zhang was a financial consultant to various private companies from January 2010 to December 2010, before which he served as an audit manager at Da Hua Certified Public Accountants, a member firm of BDO International, from July 2005 to January 2010. Mr. Zhang received a master degree of finance from Macquarie University, Australia and is a Certified Practising Accountant of Australia.

Following the appointment of Mr. Zhang, the Company’s Board of Directors consists of three independent directors and two non-independent directors, and the Audit Committee is comprised of three members.

There are no arrangements or understandings between Mr. Zhang and any other persons pursuant to which he was selected as a director and there are no transactions between the Company and Mr. Zhang that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing receipt of the notification letter from NASDAQ Staff and the appointment of Mr. Zhang as a director is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

99.1                      Press Release dated October 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER CONSUMER PRODUCTS, INC.

Date: October 16, 2012	/s/ Ying He
Ying He Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated October 16, 2012